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                                                                Exhibit (a)(7)


                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS)

                                       OF

                             ELCO INDUSTRIES, INC.

     This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, $5.00 par value per share (the "Shares"), of Elco Industries, Inc., a Delaware corporation (the "Company"), including the associated Rights (as defined in the Rights Agreement between the Company and The First National Bank of Chicago, as
Rights Agent, dated as of January 20, 1988, as amended June 24, 1988 and
September 12, 1995), are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase). Such form may be delivered by hand or facsimile transmission, or mail, to the Depositary. See
Section 3 of the Offer to Purchase, dated September 19, 1995 (the "Offer to
Purchase"). Unless the context otherwise requires, all references to Shares herein shall include the associated Rights.

                        THE DEPOSITARY FOR THE OFFER IS:

                        HARRIS TRUST COMPANY OF NEW YORK

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
           By Mail:                 By Overnight Courier:                By Hand:
                                 77 Water Street, 4th Floor
      Wall Street Station            New York, NY 10005               Receive Window
         P.O. Box 1010                                          77 Water Street, 5th Floor
    New York, NY 10268-1010                                         New York, NY 10005

                           By Facsimile Transmission:
                        (for Eligible Institutions Only)
                                 (212) 701-7636

                             Confirm by Telephone:
                                 (212) 701-7663

                             ---------------------

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUMENTS VIA A FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

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Ladies and Gentlemen:

     The undersigned hereby tenders to E.I. Textron Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, and the related Letter of Transmittal, receipt of which is hereby acknowledged, Shares of the Company, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares: -------------------------------------------------------------

Certificate No(s). (if available): --------------------------------------------

If Securities will be tendered
by book-entry transfer: -------------------------------------------------------

Name of Tendering Institutions

-------------------------------------------------------------------------------
Account No.: ----------------------------------------------------------------at
/ /  The Depository Trust Company

/ /  Midwest Securities Trust Company

/ /  Philadelphia Depository Trust Company
                                   SIGN HERE

Name(s): ---------------------------------------------------------------------

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                                 (Please Print)

Address: ---------------------------------------------------------------------

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                                                                    (Zip Code)

Area Code and Telephone No.:

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Signature(s): ----------------------------------------------------------------

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A "trading day" is any day on which the National Association of Securities Dealers Automated Quotation National Market is open for business.

Name of Firm: ----------------------------------------------------------------

------------------------------------------------------------------------------
                             (Authorized Signature)

Address: ---------------------------------------------------------------------
Title: -----------------------------------------------------------------------

Name: ------------------------------------------------------------------------
                             (Please Print or Type)

Area Code and Telephone No.: -------------------------------------------------

DO NOT SEND CERTIFICATES FOR SHARES AND/OR RIGHTS WITH THIS FORM -- CERTIFICATES SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL

Dated:             , 1995

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